Exhibit 99.1

Forrester Completes Acquisition Of SiriusDecisions

Creates a robust platform that helps companies adapt and grow in the age of the customer

Cambridge, Mass., January 3, 2019 - Forrester (Nasdaq: FORR), one of the most influential research and advisory firms in the world, announced today that it has completed its previously announced acquisition of SiriusDecisions, a leading business-to-business research and advisory firm for $245 million in cash, subject to adjustment.

The completion of this acquisition enhances Forrester’s ability to help business and technology leaders take decisive action and make the far-reaching changes needed to compete in the age of the customer. The combined value of Forrester’s strategic expertise and SiriusDecisions’ operational capabilities will help leaders know what they should do, why they should do it, and how to do it.

“We’re excited to welcome our SiriusDecisions colleagues into the Forrester family,” said George F. Colony, Forrester’s chairman and chief executive officer. “We are now laser-focused on seizing on the opportunities this acquisition has created that include cross-selling services to our respective client bases, extending the Sirius Way into new roles, and accelerating international and industry growth.”

As previously noted, the addition of SiriusDecisions is expected to add approximately $100 million to Forrester’s revenue in 2019 on a pro forma basis and is expected to be $0.10 to $0.20 accretive to Forrester’s 2019 pro forma EPS.

For more information on the acquisition, read George F. Colony’s blog post.

About Forrester

Forrester Research is one of the most influential research and advisory firms in the world. We work with business and technology leaders to develop customer-obsessed strategies that drive growth. Forrester’s unique insights are grounded in annual surveys of more than 675,000 consumers and business leaders worldwide, rigorous and objective methodologies, and the shared wisdom of our most innovative clients. Through proprietary research, data, custom consulting, exclusive executive peer groups, and events, the Forrester experience is about a singular and powerful purpose: to challenge the thinking of our clients to help them lead change in their organizations. For more information, visit forrester.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, expectations that Forrester’s acquisition of SiriusDecisions will be accretive to earnings, statements about the success of operational improvements, and statements about Forrester’s future financial performance and financial condition. These statements are based on Forrester’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, Forrester’s ability to retain and enrich memberships for its research products and services, demand for advisory and consulting services, technology spending, Forrester’s ability to respond to business and economic conditions and market trends, Forrester’s ability to develop and offer new products and services, the risks and challenges inherent in international business activities, competition and industry consolidation, the ability to attract and retain professional staff, Forrester’s dependence on key personnel, Forrester’s ability to realize the anticipated benefits from recent internal reorganizations, the possibility of network disruptions and security breaches, Forrester’s ability to enforce and protect its intellectual property, and possible variations in Forrester’s quarterly operating results. Dividend declarations are at the discretion of Forrester’s board of directors, and plans for future dividends may be revised by the board at any time.

In addition, there are significant risks and uncertainties relating to Forrester’s acquisition and ownership of SiriusDecisions, including the representations and warranties provided by SiriusDecisions and the indemnifications by the sellers of SiriusDecisions are limited in the definitive transaction documents, and, as a result, the assumptions on which its estimates of future results of the business have been based may prove to be incorrect in a number of material ways, which could result in an inability to realize the expected benefits of the acquisition or exposure to material liabilities; using debt to finance, in part, the acquisition will substantially increase Forrester’s indebtedness; and the inability of Forrester to successfully integrate the operations of SiriusDecisions and realize anticipated benefits of the acquisition. These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of the forward-looking statements contained herein. Other unknown or unpredictable factors could also have material adverse effects on Forrester’s future results.

Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester’s reports and filings with the Securities and Exchange Commission.